Revelation Biosciences Inc. Announces Positive Results in Preclinical Model

of Acute and Chronic Kidney Disease

- Treatment with REVTx-300 significantly reduced renal cortical fibrosis in a dose dependent manner -

- Additional models of fibrotic diseases including AKI, CKD, NASH, and Myocarditis to commence in Q4 2022 -

- Phase 1 clinical study planned for 1H 2023 -

San Diego, CA – October 25, 2022 – Revelation Biosciences Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a life sciences company that is focused on the development of immunologic based therapies for the prevention and treatment of disease, today announced positive results in a preclinical model of acute kidney injury (AKI), chronic kidney disease (CKD). Treatment with REVTx-300 significantly reduced renal cortical fibrosis in a dose dependent manner in the medium and high dose groups (21.7% reduction (p <0.05) and 29.3% (p < 0.05), respectively) and was comparable to a known TGF-β inhibitor of fibrosis used as a positive control (38.1% reduction (P < 0.05)).

“These promising preclinical results offer hope of new prophylactic option for preventing the deleterious effects of AKI following multiple types of surgery” said Lakhmir Chawla, M.D. at the Jennifer Moreno Department of Veterans Affairs Medical Center, San Diego, CA, and a leading expert in AKI, “as well as potential new treatment options for active acute kidney injury and chronic kidney disease. I look forward to collaborating with Revelation as REVTx-300 moves through the development process.”

The unilateral ureteral obstruction (UUO) model is appropriate for studying the anti-inflammatory and anti-fibrotic effects of potential new therapies for acute and chronic kidney disease as complete ureteral obstruction of one kidney results in significant inflammation and subsequent fibrosis of the affected kidney over a 7-day period.

The present study consisted of 6 groups with the following outcomes on renal cortical fibrosis as measured by detection of collagen deposition using picosirius red stained histology sections assessed at three different sampling depths.

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Group 1 animals had no UUO surgery and received vehicle only (collagen deposition: 2.36 ± 0.44%).
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Group 2 animals had UUO surgery and received vehicle only (collagen deposition: 4.88 ± 0.51%).
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Group 3 animals had UUO surgery and received SB-525334, a known TGF-β inhibitor of fibrosis (collagen deposition: 3.02 ± 0.37%, 38.1% reduction vs Group 2, p < 0.05).
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Group 4 animals had UUO surgery and received 0.1 mg/kg REVTx-300 (collagen deposition: 4.96 ± 0.95%, 0% reduction vs Group 2).
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Group 5 animals had UUO surgery and received 0.3 mg/kg REVTx-300 (collagen deposition: 3.82 ± 0.91%, 21.7% reduction vs Group 2, p < 0.05).
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Group 6 animals had UUO surgery and received 0.9 mg/kg REVTx-300 (collagen deposition: 3.45 ± 0.54%, 29.3% reduction vs Group 2, p < 0.05).

Revelation will continue evaluating the potential of REVTx-300 in additional preclinical models including CKD, nonalcoholic steatohepatitis (NASH) and myocarditis to identify optimal dosing conditions required for prevention and resolution of inflammation and fibrosis. Revelation plans to initiate Phase 1 clinical studies in the first half of 2023.

“This preclinical data along with observations from our previous clinical studies support the validity and promise of our PHAD-based programs to beneficially modulate the inflammatory process,” said James Rolke, Chief Executive Officer of Revelation. “With the increased prevalence of inflammation-mediated diseases, we remain focused on leveraging PHAD-specific stimulation of TLR4 to discover therapies to provide relief from conditions including AKI, CKD, myocarditis, and NASH.”

About REVTx-300

REVTx-300 is our proprietary formulation for systemic administration of PHAD and is being developed as a potential therapy for the treatment of acute and chronic organ disease including chronic kidney disease (CKD, acute kidney injury (AKI), myocarditis, and nonalcoholic steatohepatitis (NASH). Chronic disease of an organ, due to chronic inflammation and subsequent fibrosis, follows a pattern of perpetual and ongoing destruction of living functional cells and subsequent replacement by the non-functional protein, collagen, resulting in fibrosis (scar tissue) (Wilson). The establishment of fibrosis and subsequent death of the organ is driven by ongoing inflammatory processes and reactive oxygen species associated with the innate immune response. We believe redirection of the innate immune response with REVTx-300 from a pro-inflammatory state to an anti-inflammatory (protective) state may rebalance the innate immune response to slow down or halt the progressive destruction and scarring of organ tissue, allowing the healing process to take place.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease. Revelation has multiple product candidates in development that are based on the well-established biology of phosphorylated hexaacyl disaccharide (PHAD) and its effect on the innate immune system. REVTx‑100 is being developed as a prevention and treatment of infection. REVTx‑200 is being developed as an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx‑300 is being developed as a potential therapy for the treatment of acute and chronic organ disease including CKD, AKI, myocarditis, and NASH. REVTx‑99b is being developed as a treatment for food allergies. REVDx‑501 is being developed as a rapid diagnostic that can be used to detect IP-10 as a surrogate biomarker for any type of respiratory infection, without the need for specialized instrumentation.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID‑19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com

The original press release previously reported by Revelation contained a typographical error for the Group 2 collagen deposition.